Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of

    M & I Electric Industries, Inc. and Subsidiary:

We have audited the consolidated balance sheets of M & I Electric Industries, Inc. and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of M & I Electric Industries, Inc. and Subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

March 9, 2007

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets:

Cash and cash equivalents	$2,031,114	$1,079,260
Accounts receivable—trade, net of allowance for doubtful accounts of $279,899 and $241,375, respectively	9,063,523	7,035,893
Accounts receivable—other	142,838	924,419
Income taxes receivable	597	—
Inventories	2,369,458	1,747,092
Costs and estimated earnings in excess of billings on uncompleted contracts	3,599,296	2,827,158
Prepaid expenses and other current assets	266,816	369,570
Advances to employees	42,225	48,596
Deferred income taxes	331,698	245,935

Total current assets	17,847,565	14,277,923
Property, plant and equipment, net	2,502,937	1,670,220
Marketable securities	736,943	940,607
Other assets, net	12,173	18,884
Advances to and investment in joint ventures	1,632,824	448,236
Deferred merger costs	423,994	—

Total assets	$23,156,436	$17,355,870

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,993,281	$3,238,410
Accrued payroll and benefits	964,332	707,987
Other accrued expenses	549,967	419,695
Billings in excess of costs and estimated earnings on uncompleted contracts	2,559,319	797,130
Income taxes payable	662,301	341,311

Total current liabilities	8,729,200	5,504,533
Notes payable to stockholders	500,000	500,000
Deferred income taxes	226,565	105,915

Total liabilities	9,455,765	6,110,448
Commitments and contingencies
Stockholders’ equity:
Series A common stock; $1.00 par value, 999,000 shares authorized, 266,858 shares issued, 248,610 and 246,307 shares outstanding at 2006 and 2005, respectively	266,858	266,858
Series B common stock; $1.00 par value, 1,000 shares authorized, 250 shares issued and outstanding	250	250
Additional paid-in capital	652,502	615,895
Accumulated other comprehensive income	383,694	408,914
Retained earnings	13,149,148	10,710,826

	14,452,452	12,002,743
Less: treasury stock, 18,248 and 20,551 shares of Series A, at cost, respectively	751,781	757,321

Total stockholders’ equity	13,700,671	11,245,422

Total liabilities and stockholders’ equity	$23,156,436	$17,355,870

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations

For the Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Net sales	$45,418,712	$34,944,618	$24,361,632
Cost of sales	38,067,720	29,486,359	21,543,055

Gross profit	7,350,992	5,458,259	2,818,577
Operating expenses:
General and administrative	3,039,628	2,598,319	1,586,615
Selling	1,063,775	968,509	1,104,252

Total operating expenses	4,103,403	3,566,828	2,690,867

Income from operations	3,247,589	1,891,431	127,710
Other income (expense):
Equity in income of joint ventures	184,588	73,500	35,328
Gain on sale of marketable securities	428,286	116,036	—
Interest expense	(45,655)	(35,934)	(26,590)
Other, net	65,167	26,674	(79,667)

Total other income (expense)	632,386	180,276	(70,929)

Income before income tax expense	3,879,975	2,071,707	56,781
Income tax expense	1,441,653	723,197	56,276

Net income	$2,438,322	$1,348,510	$505

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2006, 2005, and 2004

	Series A common stock amount	Series B common stock amount	Additional paid-in capital	Accumulated other comprehensive income	Retained earnings	Treasury stock		Total stockholders’ equity
						Shares outstanding	Amount
Balance, December 31, 2003	$266,858	250	596,987	800,578	9,607,624	18,105	(638,676)	10,633,621
Purchase of treasury stock	—	—	—	—	—	3,795	(155,075)	(155,075)
Sale of treasury stock	—	—	1,821	—	—	(170)	5,094	6,915
Comprehensive loss:
Net income	—	—	—	—	505	—	—	505
Unrealized loss on investments	—	—	—	(381,881)	—	—	—	(381,881)

Total comprehensive loss								(381,376)

Balance, December 31, 2004	266,858	250	598,808	418,697	9,608,129	21,730	(788,657)	10,104,085
Purchase of treasury stock	—	—	—	—	—	499	(21,353)	(21,353)
Sale of treasury stock	—	—	17,087	—	—	(1,678)	52,689	69,776
Dividends paid	—	—	—	—	(245,813)	—	—	(245,813)
Comprehensive loss:
Net income	—	—	—	—	1,348,510	—	—	1,348,510
Net unrealized losses on securities	—	—	—	(9,783)	—	—	—	(9,783)

Total comprehensive loss								1,338,727

Balance, December 31, 2005	266,858	250	615,895	408,914	10,710,826	20,551	(757,321)	11,245,422
Purchase of treasury stock	—	—	—	—	—	5,013	(246,522)	(246,522)
Sale of treasury stock	—	—	36,607	—	—	(7,316)	252,062	288,669
Comprehensive income:
Net income	—	—	—	—	2,438,322	—	—	2,438,322
Net unrealized losses on securities	—	—	—	(25,220)	—	—	—	(25,220)

Total comprehensive income								2,413,102

Balance, December 31, 2006	$266,858	250	652,502	383,694	13,149,148	18,248	(751,781)	13,700,671

	2006	2005	2004
Disclosure of reclassification amount:
Unrealized holding gains (losses) arising during the period	$403,066	106,253	(381,881)
Less: reclassification adjustment for realized gains included in net income	428,286	116,036	—

Net unrealized (losses) gains on securities	$(25,220)	(9,783)	(381,881)

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Cash flows from operating activities:
Net income	$2,438,322	$1,348,510	$505
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provisions for bad debt	38,524	189,361	(6,129)
Depreciation and amortization	517,896	490,512	441,463
Gain on sale of property and equipment	(6,769)	(3,750)	(4,400)
Gain on sale of marketable securities	(428,286)	(116,036)	—
Equity income from joint venture	(184,588)	(73,500)	(35,328)
Loss on hurricane damage	—	12,025	—
Deferred income tax (benefit) expense	49,265	(157,345)	49,598
Change in operating assets and liabilities:
Accounts receivable (including other)	(2,088,404)	(2,063,038)	(272,324)
Income taxes receivable/payable	320,393	524,116	(136,740)
Inventories	(622,366)	(1,027,631)	(230,217)
Costs and estimated earnings in excess of billings on uncompleted contracts	(772,138)	(911,306)	41,461
Prepaid expenses and other assets	105,136	(4,253)	(23,563)
Advances to employees	6,371	(26,131)	(12,730)
Accounts payable	754,871	1,029,070	612,426
Accrued payroll and benefits	256,345	285,666	(330,505)
Other accrued expenses	(36,580)	(93,726)	78,046
Billings in excess of costs and estimated earnings on uncompleted contracts	1,762,189	605,090	(222,053)

Net cash provided by (used in) operating activities	2,110,181	7,634	(50,490)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,346,765)	(601,243)	(461,645)
Proceeds from disposal of property, plant and equipment	7,250	28,394	4,400
Proceeds from insurance settlement	803,831	335,935	—
Proceeds from sale of marketable securities	592,352	164,222	—
Advances to and investments in joint ventures	(1,000,000)	118,647	—
Deferred merger costs	(257,142)	—	—

Net cash provided by (used in) investing activities	(1,200,474)	45,955	(457,245)
Cash flows from financing activities:
Dividends paid	—	(245,813)	—
Proceeds from sale of treasury stock	288,669	69,776	6,915
Purchase of treasury stock	(246,522)	(21,353)	(155,075)

Net cash provided by (used in) financing activities	42,147	(197,390)	(148,160)

Net increase (decrease) in cash and cash equivalents	951,854	(143,801)	(655,895)
Cash and cash equivalents, beginning of year	1,079,260	1,223,061	1,878,956

Cash and cash equivalents, end of year	$2,031,114	$1,079,260	$1,223,061

Supplemental disclosures of cash flow information:
Interest paid	$44,491	$34,239	$25,847

Income taxes paid	$810,626	$403,637	$335,399

Supplemental disclosures of non-cash activities:
Accrued merger costs	$166,852	$—	$—

See the accompanying notes to consolidated financial statements.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements

December 31, 2006, 2005, and 2004

(1) Organization and Nature of Business

(a) Organization and Nature of Business

M & I Electric Industries, Inc. (“M & I”, the Company”) commenced operations in Texas in 1946 and is engaged in several lines of business related to the oil and gas industries of drilling, production, pipe lines and vessels and refining as well as the petrochemical and water and wastewater industries, specifically, and the industrial market in general, including designing and manufacturing electrical power distribution and control equipment and drives; providing a variety of services, including testing, design, installation, maintenance, and trouble-shooting of all types of industrial and oil-related electrical systems and drives; and selling a wide range of electrical product lines for business and industrial needs. Certain lines of business are performed under time and material contracts and firm price contracts, the length of which varies from a few days to in excess of one year.

M & I’s wholly owned subsidiary, South Coast Electric Systems, LLC, is a Delaware Limited Liability Company organized on February 20, 2003. With the exception of electrical contracting, it is engaged in the same lines of business as M & I, but it participates in different market segments.

M & I has a joint venture, M & I Electric Far East PTE Ltd. (see Note 8) which provides additional sales, manufacturing and technical support internationally. This venture is accounted for using the equity method of accounting. M & I became a party to another joint venture in 2006, BOMAY, in which it holds a 40% interest. This joint venture will provide electrical systems primarily for land and marine based drilling rigs in China (see Note 8).

(2) Summary of Significant Accounting Policies

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of M & I Electric Industries, Inc. and its wholly owned subsidiary, South Coast Electric Systems, LLC (collectively referred to as the “Company”). Significant inter-company accounts and transactions are eliminated upon consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Reclassifications

Certain items in the 2005 and 2004 consolidated financial statements have been reclassified to conform to the 2006 presentation.

(d) Cash and Cash Equivalents

Cash equivalents consist of investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. The Company maintains cash in bank accounts that, at times, exceed federally insured limits. The Company closely monitors the financial condition of these banks and has not experienced a loss associated with its accounts.

(e) Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on periodic reviews of the collectibility of the accounts. This provision is adjusted, if appropriate based on these periodic reviews. Management believes that accounts receivable reflect the net realizable value after considering the allowance for doubtful accounts.

(f) Inventories

Inventories include raw materials and work in process. The majority of raw material inventories are valued at the lower of weighted average cost or market value. Inventory costs for work in process include direct material, direct labor and job related overhead.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(g) Property, Plant and Equipment

Property, plant and equipment is stated at cost. Expenditures for repairs and maintenance are expensed as incurred while renewals and betterments are capitalized. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets after giving effect to salvage values.

Management reviews property, plant and equipment for the possible impairment of long-lived assets, whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down, representing the carrying amount of the long-lived asset which exceeds the present value of estimated expected future cash flows, would be recorded as a period expense. For the years ended December 31, 2006, 2005 and 2004, in the opinion of management there were no impairments.

(h) Marketable Securities

The Company’s marketable securities consist of equity securities, all of which are classified as available for sale. The securities are listed on the Singapore Stock Exchange and have been valued at fair value in accordance with provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Any unrealized gains or losses are accounted for as a component of stockholders’ equity and are included as accumulated other comprehensive income in the consolidated balance sheets. Unrealized losses are charged against operations when a decline in fair value is determined to be other than temporary. Any realized gains or losses on these securities are included in gain on sale of marketable securities. The amount that is reclassified from other comprehensive income is determined based upon specific identification.

(i) Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be reported to the taxing authorities. Deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the Company’s tax returns.

(j) Foreign Currency Gains and Losses

Foreign currency translations are included as a component of other comprehensive income. The Company’s marketable securities are denominated in foreign currency. In accordance with SFAS No. 52, Foreign Currency Translation, these assets are translated into U.S. dollars at exchange rates in effect at the consolidated balance sheet date. Related translation adjustments are reported as other comprehensive income, which is a separate component of stockholders’ equity.

(k) Revenue Recognition

The Company reports earnings from firm-price and modified firm price long-term contracts on the percentage-of-completion method. Prior to 2006, earnings were recorded based on the ratio of costs incurred to total estimated costs. Costs included direct material, direct labor, and job related overhead. In 2006, the Company determined that direct labor incurred provides an improved measure of percentage of completion. This change in the application of an accounting principle, did not have a material cumulative impact on the Company’s financial position or operating results. Losses expected to be incurred on contracts are charged to operations in the period such losses are determined. A contract is considered complete when all costs except insignificant items have been incurred and the customer has accepted the product or project. Changes in contract performance, contract conditions, estimated profitability, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Because of the inherent uncertainties in estimating profitability, it is at least reasonably possible that the Company’s estimates of costs and revenues will change in the near term.

Revenue from non-time and material jobs that will be completed within approximately one month are recognized on the completed-contract method. This method is used because these contracts are typically completed in a short period and the financial position and results of operations do not vary materially from those that would result from use of the percentage-of-completion method.

The Company records revenue from its field and technical service and repair operations on a completed service basis after customer acknowledgement that the service has been completed and accepted. In addition, the Company sells certain purchased parts and products. These revenues are recorded when the product is shipped and title passes to the customer.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The asset, “Work-in-process,” which is included in inventories, represents the cost of labor, material, and overhead in excess of amounts billed on jobs accounted for under the completed-contract method. For contracts accounted for under the percentage-of-completion method, the asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed and the liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized.

(l) Shipping and Handling Fees and Costs

Shipping and handling fees, if billed to customers, are included in net sales. Shipping and handling costs associated with inbound freight are expensed as incurred. Shipping and handling costs associated with outbound freight are classified as cost of sales.

(m) Fair Value of Financial Instruments

Cash equivalents, accounts receivable—trade, and accounts receivable—other are financial assets with carrying values that approximate fair value. Accounts payable, accrued expense, and notes payable to stockholders are financial liabilities with carrying values that approximate fair value.

(n) Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Shared-Based Payment, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees based on estimated fair values. SFAS No. 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and SFAS No. 123, Accounting for Stock-Based Compensation, for periods beginning in fiscal 2006.

SFAS No. 123(R) requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest in recognized as expense over the requisite service periods. The Company adopted SFAS No. 123(R) using the modified prospective application method, which requires the application of the standard starting from January 1, 2006.

Stock-based compensation expense related to employee stock options and restricted stock grants recognized under SFAS No. 123(R) for the year ended December 31, 2006 was immaterial to the Company as a whole. As of December 31, 2006, all outstanding options had been canceled.

Prior to the adoption of SFAS No. 123(R), the Company accounted for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, as allowed under SFAS No. 123. Under the intrinsic value method, no stock-based compensation expense for employee stock options had been recognized in the Company’s consolidated statements of operations because the exercise price of the Company’s stock options granted to employees equaled the fair market value of the underlying stock at the date of grant. In accordance with the modified prospective transition method the Company used in adopting SFAS No. 123(R), the Company’s results of operations prior to 2006 have not been restated to reflect, and do not include, the impact of SFAS No. 123(R).

Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period. At December 31, 2005, all outstanding options were fully vested. As stock-based compensation expense recognized for the year ended December 31, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company used the Black-Scholes option-pricing model to determine the fair value of stock option grants made in 2006, 2005, and 2004. This option pricing model takes into account highly subjective and complex assumptions.

The expected life of options granted is derived from the vesting period of the award, as well as historical exercise behavior, and represents the period of time that options granted are expected to be outstanding.

The risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the approximate expected life of the option.

The following assumptions were applied in determining the pro forma compensation cost using the minimum value method:

	2006	2005	2004
Risk free interest rate	4.5%	3.30%	1.19%
Expected dividend yield	—	—	—
Expected option life	.75–1.25 years	0.75–1.25 years	1.25 years

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The following table illustrates the pro forma net loss and net loss per share for the years ended December 31, 2005 and 2004 as if compensation expense for stock options issued and restricted stock granted to employees had been determined consistent with the fair value provisions of SFAS No. 123:

	2005	2004
Net income, as reported	$1,348,510	505
Deduct: Compensation expense determined under minimum value method for all awards	1,475	505

Pro forma net income	$1,347,035	—

(o) New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FSAB Statement No. 109, Accounting for Income Taxes (“FIN 48”). FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e. a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The effective date for the Company is January 1, 2007. Upon adoption, the cumulative effect of applying the recognition and measurement provisions of FIN 48, if any, shall be reflected as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

In September 2006, FASB Statement 157, Fair Value Measurements, (“SFAS 157”) was issued. SFAS 157 establishes a framework for measuring fair value by providing a standard definition of fair value as it applies to assets and liabilities. SFAS 157, which does not require any new fair value measurements, clarifies the application of other accounting pronouncements that require or permit fair value measurements. The effective date for the Company is January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

(3) Accounts Receivable—Other

During the third quarter of 2005, Hurricanes Rita and Katrina passed through portions of Beaumont, Texas and Bay St. Louis, Mississippi, causing damage to the Company’s facilities and operations in those geographic regions. At December 31, 2005, approximately $804,000 is included in other receivables that are directly related to insurance claims filed with the Company’s insurance carrier. This amount was received by the Company during 2006. The following summarizes the net activity related to amounts lost or damaged during the hurricanes.

Insurance proceeds received and receivable	$1,139,766
Less reimbursement for:
Property, plant and equipment, net	(556,385)
Inventory	(274,457)
Other reimbursable items	(320,949)

$(12,025)

The net loss of $12,025 is reflected in the 2005 consolidated statements of income within other income (expense), other, net.

During 2006, M & I received approximately $56,000 in insurance proceeds related to wind damage occasioned by Hurricane Katrina. This amount is recorded in the 2006 consolidated statements of income within other income (expense), other, net, after deducting approximately $25,000 in additional damage costs.

(4) Inventories

Inventories consisted of the following at December 31, 2006 and 2005:

	2006	2005
Raw materials	$857,366	470,973
Work-in-process	1,512,092	1,276,119

	$2,369,458	1,747,092

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(5) Marketable Securities

Marketable securities consist of the following:

	Cost	Gross unrealized gain	Gross unrealized loss	Fair market value
Available-for-sale securities:
2006 equity securities	$134,503	602,440	—	736,943

2005 equity securities	$298,569	642,038	—	940,607

The unrealized gain as recorded in accumulated other comprehensive income on the statement of stockholders’ equity is net of deferred federal income taxes of approximately $219,000, $233,000 and $239,000 at December 31, 2006, 2005 and 2004, respectively.

(6) Costs, Estimated Earnings, and Related Billings on Uncompleted Contracts

Contracts in progress at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Costs incurred on uncompleted contracts	$12,394,462	11,470,134
Estimated earnings	2,575,714	786,581

	14,970,176	12,256,715
Billings on uncompleted contracts	(13,930,199)	(10,226,687)

	$1,039,977	2,030,028

Costs, estimated earnings, and related billing on uncompleted contracts consisted of the following at December 31, 2006 and 2005:

	2006	2005
Costs and estimated earnings in excess of billings on uncompleted contracts	$3,599,296	2,827,158
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,559,319)	(797,130)

	$1,039,977	2,030,028

(7) Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2006 and 2005:

	Estimate useful lives (years)	2006	2005
Buildings and improvements	15 – 25	$1,413,605	826,663
Office equipment and furniture	2 – 7	925,748	801,365
Automobiles and trucks	2 – 5	744,809	660,774
Machinery and shop equipment	2 – 10	2,161,737	2,107,883
Land		245,021	204,267

		5,490,920	4,600,952
Less: accumulated depreciation and amortization		3,394,684	2,954,477

		2,096,236	1,646,475
Construction in progress		406,701	23,745

		$2,502,937	1,670,220

During the years ended December 31, 2006, 2005, and 2004, depreciation charged to operations amounted to $513,567, $486,083, and $439,758, respectively. Of these amounts, $359,497, $340,327, and $296,682 was charged to cost of sales while $154,070, $145,756, and $143,076 was charged to selling, general and administrative expenses for the years ended December 31, 2006, 2005, and 2004, respectively.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

As disclosed in Note 3, the Company experienced losses from two gulf coast hurricanes in 2005. As of December 31, 2005, fixed assets were reduced by approximately $600,000. During 2006, repairs were completed that substantially restored this fixed asset reduction.

(8) Advances to and Investment in Joint Ventures

The Company owns 49% of M & I Electric Far East PTE Ltd. (“MIEFE”) which provides additional sales and technical support in Asia. The Company’s equity in income of the joint venture was $184,588, $73,500, and $35,328 for the years ended December 31, 2006, 2005, 2004, respectively. Sales made to the joint venture were $103,285, $1,158,235, and $337,630 for the years ended December 31, 2006, 2005, and 2004, respectively. Accounts receivable from MIEFE were $101,684, and $1,052,452 at December 31, 2006 and 2005, respectively. Sales to the joint venture are made with terms and conditions similar to those of our other customers.

Summary financial information of MIEFE in U.S. dollars was as follows at December 31, 2006 and 2005 in thousands:

	2006	2005
Assets:
Total current assets	$2,351	3,054
Total non-current assets	40	36

	$2,391	3,090

	2006	2005
Liabilities and equity:
Total current liabilities	$971	2,135
Total partnership equity	1,420	955

	$2,391	3,090

	2006	2005
Gross sales	$3,539	2,248

Net income	$371	150

The Company executed a joint venture agreement in which it holds a 40% interest in a Chinese company, BOMAY, that will build electrical systems for sale in China. The majority partner in this joint venture is a subsidiary of the major Chinese oil company. M & I made an investment of $1 million in 2006 and is responsible for an additional $1 million investment in 2007. The joint venture was essentially in start-up mode in 2006 and recorded sales and after-tax profits of approximately $2.2 million and $13,000, respectively. M & I has not reflected any of these results of operations in its consolidated financial statements and the effect would not have a material impact.

Summary financial information of BOMAY in U.S. dollars was as follows at December 31, 2006 in thousands:

Assets:
Total current assets	$5,499
Total non-current assets	47

$5,546

Liabilities and equity:
Total current liabilities	$2,960
Total partnership equity	2,586

$5,546

Gross sales	$2,216

Net income	$13

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The Company’s investment in and advances to its joint ventures were as follows as of December 31, 2006, 2005, and 2004:

	2006	2005
Investment in MIEFE joint venture	$17,469	17,469
Equity in earnings of MIEFE joint venture	615,355	430,767
Investment in BOMAY joint venture	1,000,000	—

	$1,632,824	448,236

(9) Income Taxes

Significant components of the Company’s deferred federal income taxes were as follows:

	2006	2005
Deferred tax assets:
Accrued liabilities	$158,695	91,435
Provision for bad debts	101,632	87,643
Property and equipment	88,961	159,581
Long-term contracts	87,668	85,036

Net deferred tax assets	436,956	423,695
Deferred tax liabilities:
Unrealized gain on marketable securities	(218,746)	(233,124)
Equity in foreign investments	(115,337)	(50,551)

Net deferred tax liability	(334,083)	(283,675)

Net deferred assets	$102,873	140,020

Income tax expenses were as follows:

	2006	2005	2004
Current:
Federal	$1,197,338	795,072	—
State	192,791	84,814	17,893

	1,390,129	879,886	17,893
Deferred:
Federal	46,557	(146,721)	35,942
State	4,967	(9,968)	2,441

	51,524	(156,689)	38,383

	$1,441,653	723,197	56,276

The difference between the effective income tax rate reflected in the provision for income taxes and the amounts, which would be determined by applying the statutory income tax rate of 34%, is summarized as follows:

	2006	2005	2004
Tax at U.S. statutory rate	$1,319,191	704,380	19,305
State taxes, net of federal tax benefit	87,842	46,008	16,278
Nondeductible expense	17,667	11,504	23,362
ETI (benefit)	(43,939)	(38,695)	(2,669)
Other	60,892	—	—

	$1,441,653	723,197	56,276

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(10) Revolving Credit Agreement

The Company maintains a revolving credit agreement with a bank. The borrowings are not to exceed the lower of $6,000,000 or the sum of 80% of eligible accounts receivable plus 40% of the aggregate amount of eligible inventory. As of December 31, 2006 and 2005, there were no outstanding borrowings. The agreement matures in July 2007. Borrowings under the agreement bear interest at the LIBOR rate (5.33% at December 31, 2006) plus 1.75%. The agreement is collateralized by trade accounts receivable, inventories, and work-in-process.

The terms of the note contain covenants, which provide for customary restrictions and limitations, including the maintenance of certain financial ratios. At December 31, 2006, the Company complied with these ratios. Additionally, the Company is restricted from paying dividends without prior written consent of the bank. During 2005, the Company paid dividends without prior approval from the bank.

(11) Notes Payable to Stockholders

As of December 31, 2006 and 2005 the Company had uncollateralized notes payable to stockholders of $500,000. The notes mature during December 2008 and bear interest at prime rate plus 1% (9.25% at December 31, 2006). Interest on the notes is paid quarterly. Interest expense related to these notes was $45,655, $35,934, and 26,590 for the years ended December 31, 2006, 2005 and 2004, respectively.

(12) Leases

The Company leases certain facilities and equipment under operating lease agreements. The Company’s Mississippi facility that is used by the subsidiary was leased from a related party under a non-cancelable agreement, which was originally scheduled to expire during February 2008. The Company purchased this facility and equipment for $225,000 in October 2006 and accordingly there are no future lease payments due under this arrangement as of December 31, 2006.

Total rental expense for the years ended December 31, 2006, 2005, and 2004, amounted to approximately $502,000, $692,000, and $282,000, respectively, which included approximately $27,400, $32,500, and $27,500 paid to a related party, respectively.

(13) Common Stock

The Company has issued two series of common stock. The Series A common stock has the right to elect one less than a majority of the directors of the Company while Series B common stock has the right to elect a majority of the directors of the Company. Both the Series A and Series B common stock do not have cumulative voting rights in the election of directors. Except as previously noted, the two series of common stock have identical rights.

All shares of the Company’s outstanding stock are currently held by employees, directors or their family members. The Company’s stock is restricted in that the stockholders may not transfer or encumber shares without the consent of the Company, except that stockholders may transfer shares to their minor children or grandchildren or to another current stockholder. Transfers to minor children, grandchildren, or non-employee spouses who are not currently stockholders may not be less than 10,000 shares. Generally, upon any termination of employment, the stockholder is obligated to sell and the Company is obligated to purchase at book value, as defined in the Buy-Sell Agreement, up to a maximum of 10,000 shares per year, all of the outstanding stock owned by the stockholder.

During 2006, 2005, and 2004, the Company sold 7,316, 1,678, and 170 shares of treasury stock to employees, stockholders, and directors for a total of $252,062, $52,689, and $5,094, respectively.

During 2006, 2005, and 2004, the Company purchased 5,013, 499, and 3,795 shares of stock for a total of $246,522, $21,353, and $155,075, respectively.

(14) Concentration of Market Risk and Geographic Operations

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company’s market risk is dependent primarily on the strength of the oil and gas and energy related industries. The Company grants credit to customers and generally does not require security except in the case of certain international contracts. Procedures are in effect to monitor the credit worthiness of its customers.

During 2006, one customer represented approximately 13% of total revenues. During 2005, the Company had sales to one customer that represented 16% of consolidated net sales. In 2004, the Company had sales to two customers that represented 13% and 12%, respectively, of total revenues.

At December 31, 2006, there was one customer that had an outstanding receivable balance representing approximately 11% of the total balance. At December 31, 2005, there were two customers that had outstanding receivable balances representing approximately, 12% and 10%, respectively, of the total balance, and at December 31, 2004, there was one customer that had an outstanding receivable balance representing approximately 15% of the total balance.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

The Company sells its products and services in domestic and international markets; however, a significant portion of the Company’s sales are concentrated with customers located in the United States Gulf Coast. This region accounts for approximately 60%, 62%, and 56% of the Company’s total revenue during the years ended December 31, 2006, 2005, and 2004, respectively.

(15) Commitments and Contingencies

The Company is subject to legal proceedings and claims incident to the ordinary course of its business. Management believes that the ultimate resolution of such matters will not materially affect the consolidated financial position or results of operations of the Company.

On September 1, 1999, the Company created a group medical and hospitalization minimum premium insurance program. For the policy year ended August 2007, the Company is liable for all claims each year up to $50,000 per insured, or $1,050,000 in the aggregate. Any claims in excess of these amounts are insured by an outside insurance company. The Company’s expense for this minimum premium insurance program totaled approximately $788,000, $622,000, and $663,000 during the years ended December 31, 2006, 2005, and 2004, respectively. Insurance reserves include in accrued liabilities were approximately $222,000 and $121,000 at December 31, 2006 and 2005, respectively.

On December 1, 2006, the Company and American Access Technologies, Inc. (“AAT”, American Access”) signed a merger agreement (“Merger Agreement”). Upon closing of the transaction, M & I stockholders would receive approximately four shares of AAT common stock for each share of AAT common stock outstanding as of the effective date of the merger, but not more than 32,000,000 shares of AAT common stock, which would result in a change of control of AAT. The transaction would be accounted for under the purchase method of accounting as a reverse acquisition with M & I being treated as having acquired AAT as of the date of the completion of the merger. The completion of the merger is subject to approval by the stockholders of both the Company and AAT, the authorization of additional shares of AAT common stock, the authorization of a reverse stock split and authorization of a name change and is expected to be completed in the second quarter of 2007.

As part of the Merger Agreement, M & I has agreed to reimburse a portion of the merger-related expenses incurred by AAT. Whether or not the merger is consummated, M & I has agreed to reimburse 80% of the first $100,000 of AAT’s reasonable expenses as incurred in connection with the transactions contemplated by the Merger Agreement and to reimburse AAT or pay directly the balance of AAT’s expenses upon closing of the merger or termination of the merger agreement in accordance with its terms. However, if the merger does not close as a result of AAT’s actions, M & I will only be responsible for 50% of the first $100,000 of AAT’s expenses as incurred, and to the extent M & I has paid more than $50,000, AAT will reimburse such excess amount to M & I.

As of December 31, 2006, the Company has incurred merger-related costs of approximately $424,000. Amounts due to AAT of approximately $169,000, of which $80,000 has been reimbursed by M & I prior to December 31, 2006, leaving a payable as of December 31, 2006 of approximately $89,000. This amount is presented as a component of accrued expenses in the accompanying consolidated balance sheet.

(16) Employee Benefit and Bonus Plans

The employees of the Company are eligible to participate in a 401(k) plan sponsored by the Company. The plan is a defined contribution 401(k) Savings and Profit Sharing Plan (the “Plan”) that covers all full-time employees who meet certain age and service requirements. Employees may contribute up to 20% of their annual gross pay through salary deferrals. The Company may provide discretionary contributions to the Plan as determined by the Board of Directors. During the years ended December 31, 2006, 2005 and 2004, the Company made contributions of approximately $157,000, $121,000, and $-0-, respectively.

The Company maintains an “Executive Performance” bonus plan, which covers officers and certain key employees. Under the plan, the participants receive a percentage of a bonus pool based primarily on pre-tax income. The Board of Directors approves the executive performance plan at the beginning of each year. During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $792,000, $584,000, and $-0- under the plan, respectively, of which approximately $292,000 and $298,000 was included in accrued expenses as of December 31, 2006 and 2005, respectively.

The Company maintains an “Operational Management” bonus plan, which covers operational managers and certain key employees. Under the plan, each participant receives a bonus based on performance factors determined by management. During the years ended December 31, 2006, 2005 and 2004, the Company recorded bonuses of approximately $82,000, $61,000, and $-0- under the plan, of which approximately $32,000 and $50,000 was included in accrued expenses as of December 31, 2006 and 2005, respectively.

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

(17) Stock Options

The Company has the following stock-based compensation plans:

Near the beginning of each fiscal year, the Board of Directors grants a number of non-qualified stock options to directors, officers, and designated managers (the “Annual Plan”). Under the terms of these grants, one quarter of the grant will be exercisable at the end of each fiscal quarter at the net book value per share as of that quarter. In the event that the options are not exercised, they will carry over to the next quarter and become exercisable at that quarter’s net book value per share. The options granted for each year that have not been exercised are cancelled after they have been outstanding for one year.

In 2003, a non-qualified option for 6,250 shares was granted to a non-employee director at an adjusted price of $38.50 per share. This option was exercised in 2006 at a price of $38.50.

Stock option activity (number of shares) for the Company during fiscal years 2006, 2005, and 2004 was as follows:

	Stock options	Weighted average exercise price
Outstanding at December 31, 2003	22,765	$40.30
Granted	16,600	40.35
Exercised	(170)	40.69
Forfeited	(16,425)	40.86

Outstanding at December 31, 2004	22,770	39.60
Granted	17,725	42.56
Exercised	(1,678)	41.46
Forfeited	(17,550)	40.02

Outstanding at December 31, 2005	21,267	42.69
Granted	15,300	47.94
Exercised	(7,316)	39.92
Cancelled	(29,251)	49.25

Outstanding at December 31, 2006	—	$—

There were no options outstanding as of December 31, 2006 as all options were cancelled.

The weighted average fair value of options granted was $47.95, $42.56 and $40.35 per option for the fiscal years ended December 31, 2006, 2005, and 2004, respectively.

(18) Segment Reporting

The Company follows SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which dictates the way the Company reports information about its operating segments.

Management has organized the Company around products and services. The Company has two reportable segments, Technical Products and Services and Electrical and Instrumentation Construction. Technical Products and Services develops, manufactures, provides, and markets switchgear and variable speed drives. The service component of this segment includes retrofitting equipment, upgrades, startups, testing and troubleshooting electrical substations, switchgear, drives, and control systems. The Electrical and Instrumentation Construction segment installs electrical equipment to the energy, water and wastewater, industrial and commercial markets.

Following are selected financial details regarding the Company’s reportable segments (in thousands):

	2006	2005	2004
Revenues:
Technical products and services	$32,918	$22,742	$17,569
Electrical and instrumentation construction	12,501	12,179	6,498
Other	—	23	295

	$45,419	$34,945	$24,362

M & I ELECTRIC INDUSTRIES, INC.

Notes to Consolidated Financial Statements—(Continued)

	2006	2005	2004
Gross Profit:
Technical products and services	$6,256	$4,070	$2,829
Electrical and instrumentation construction	1,606	1,813	349
Other	(511)	(424)	(359)

	$7,351	$5,458	$2,819

	2006	2005	2004
Income before income taxes:
Technical products and services	$6,256	$4,070	$2,829
Electrical and instrumentation construction	1,606	1,813	349
Corporate and other unallocated expenses	(3,982)	(3,811)	(3,121)

	$3,880	$2,072	$57

The Company’s management does not separately review and analyze the Company’s assets on a segment basis. All assets of the Company are recorded within the corporate segment’s records. Depreciation expense of the Company is allocated to cost of sales on a consolidated basis based on management’s best estimate. M & I does not allocate selling, general and administrative expenses to its business segments because these expenses are centrally controlled and incurred and could only be reasonably apportioned to the segments on an arbitrary basis and would therefore not be meaningful.

All other income (expense) is recorded in the corporate business segment.

Approximately, 35%, 38%, and 54% of Technical Products and Services were sold into international markets in 2006, 2005 and 2004, respectively. These sales are made in US dollars and are generally settled prior to shipment or were secured by irrevocable letters of credit. All of Electrical and Instrumentation Construction sales are made in the United States. The Company’s only assets that are held outside the United States is the Singapore affiliate (Note 8) and its Investment in Marketable Securities (Note 5). The functional currency of the Singapore affiliate is the Singapore dollar and the marketable security is traded in Singapore dollars.